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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 13, 2019 (February 12, 2019)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

95277916.4

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95277916.4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2019, the Board of Directors (the “Board”) of HollyFrontier Corporation (the “Company”) expanded the size of the Board from ten to eleven members and appointed Craig Knocke as an independent director to the Board, in each case effective February 13, 2019.

Mr. Knocke, 49, is a co-founder and a Director of Turtle Creek Trust Company, a private trust and investment management firm, since 2009. He currently serves as the Chief Investment Officer and has served as a Portfolio Manager at Turtle Creek Management, LLC, a registered investment advisory firm based in Dallas, Texas, since 2007. Since 2009, Mr. Knocke has served as a Principal and a non-controlling manager and member of TCTC Holdings, LLC (“TCTC”), a bank holding company that is a banking, securities, and investment management firm. He previously held positions as a Vice President and Portfolio Manager at Brown Brothers Harriman & Co., as well as positions at Salomon Brothers and Texas Instruments. Mr. Knocke brings to the Board executive and general management experience as well as significant financial expertise.

In assessing Mr. Knocke’s independence, the Board considered that Mr. Knocke is a Principal and a non-controlling manager and member of TCTC (which may be deemed to beneficially own approximately 7.4% of the Company’s common stock) and holds various other positions with TCTC’s subsidiaries. The Board has determined that this relationship does not impair the independence of Mr. Knocke, and that Mr. Knocke meets the independence requirements under the rules of the New York Stock Exchange (the “NYSE”), including the additional independence requirements of the NYSE and those under Rule 10A-3 of the Securities Exchange Act of 1934 applicable to members of audit committees. On February 13, 2019, the Board appointed Mr. Knocke to the Audit Committee and the Environmental, Health, Safety, and Public Policy Committee of the Board, effective as of such date.

In connection with his appointment, Mr. Knocke will receive standard director compensation as approved annually by the Board for all non-management directors. There are no arrangements or understandings between Mr. Knocke and any other person pursuant to which Mr. Knocke was selected as a director. Mr. Knocke has no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Knocke has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In addition, on February 13, 2019, Franklin Myers was appointed as Chairman of the Board. The Company’s former Chairman of the Board, Michael C. Jennings, will continue to serve as a member of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:        /s/ Denise C. McWatters
    Name:    Denise C. McWatters
Title:     Senior Vice President and General Counsel

Date:    February 13, 2019

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